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                                                                     Exhibit 8.1

                        [Winston & Strawn Letterhead]

                                  June 8, 1999

Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Il 60601

          Re: Qualification as REIT and Prospectus Federal Income Tax Disclosure

Ladies and Gentlemen:

          We have acted as special counsel to Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of certain of its Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest, Depositary Shares representing Preferred Shares of Beneficial Interest, Share Purchase Contracts, Debt Securities, Common Share Warrants, Preferred Share Warrants, Depositary Share Warrants, and Debt Warrants, as set forth in the Registration Statement on Form S-3 (Registration No. 333-70369) initially filed with the Securities and Exchange Commission on January 8, 1999 and as subsequently amended (the "Registration Statement") and the Prospectus constituting a part thereof (the "Prospectus"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Prospectus.

          You have requested our opinions concerning (i) whether, commencing with the Company's initial taxable year ended December 31, 1997, the Company has been and is organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") for federal income tax purposes, (ii) whether the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) whether the Company's proposed method of operation enables it to continue to meet the requirements for qualification and taxation as a REIT and (iv) whether the discussion in the Prospectus under the heading "Material Federal Income Tax Considerations" fairly summarizes the material federal income tax considerations to the Company resulting from its treatment as a REIT. Any material federal income tax considerations to any securityholder relating to a particular offering of securities covered by the Prospectus will be described in a particular Prospectus supplement to be filed at the time of any offering of such securities.

          In rendering this opinion, we have examined and relied upon the descriptions of the Company, the Operating Partnership and the Property Partnerships and their respective investments, as well as proposed investments, activities, operations, and governance, as set forth in the Prospectus. We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the form of the Amended and Restated Declaration of Trust of the Company (the "Charter"), the Amended and

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Prime Group Realty Trust
June 8, 1999
Page 2

Restated Agreement of Limited Partnership of Prime Group Realty Trust, L.P. (the "Operating Partnership"), as amended, each of the Property Partnerships' agreements as amended, the Registration Statement, the Prospectus and such other documents, agreements, and information as we have deemed necessary for purposes of rendering the opinions contained herein. For purposes of such examination, we have assumed the genuineness of all signatures on originals or copies, the legal capacity of natural persons, the authority of any individual or individuals who executed any such documents on behalf of any other person, the authenticity of all documents submitted to us as originals and the conformity to originals or certified copies of all copies submitted to us as certified or reproduction copies.

          We have also reviewed and, with your permission, are relying upon the Officer's Certificate executed by a duly authorized officer of the Company to the best of his knowledge and belief as of March 31, 1998, as reaffirmed on the date hereof, setting forth certain factual representations relating to the formation, ownership, operation, future method of operation, and compliance with the REIT and partnership provisions of the Code of the Company, the Operating Partnership, each of the Property Partnerships, and Prime Group Realty Services, Inc. (the "Services Company"). We have further relied on and assumed the truth and correctness of (i) the Company's representations in the Agreement of Limited Partnership of the Operating Partnership and (ii) the certificates of public officials with respect to the formation of certain limited partnerships. Moreover, for the purpose of rendering our opinion, we have assumed that no partner in the Operating Partnership or any of the Property Partnerships will elect to be excluded from all or part of subchapter K of the Code.

          For the purposes of rendering this opinion, we have not made an independent investigation of the facts set forth in any of the aforementioned documents, including without limitation the Prospectus and the Officer's Certificate. We have consequently relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to this opinion.

          In rendering this opinion, we have assumed that the transactions contemplated by the Prospectus will be consummated in accordance with the operative documents, and such documents accurately reflect the material facts of such transactions. In addition, the opinions set forth herein are based on the correctness of the following specific assumptions: (i) the Company, the Operating Partnership, the Property Partnerships, and the Services Company will each be operated in the manner described in the relevant partnership agreement or other organizational documents and in the Prospectus and in accordance with applicable laws; and (ii) each partner in the Operating Partnership and in each of the Property Partnerships has been motivated in acquiring its respective partnership interest by such partner's anticipation of economic rewards apart from tax considerations.

          Our opinion is based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinion. Our opinion is rendered only as of the date hereof and we undertake no responsibility to update this opinion

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Prime Group Realty Trust
June 8, 1999
Page 3

after this date. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

          Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that (i) commencing with the Company's initial taxable year ending December 31, 1997, the Company has been and is organized in conformity with the requirements for qualification as a REIT, (ii) the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code, (iii) the Company's proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT, and (iv) the discussion in the Prospectus under the heading "Material Federal Income Tax Considerations" fairly summarizes the material federal income tax considerations to the Company resulting from its treatment as a REIT. Any material federal income tax considerations to any securityholder relating to a particular offering of securities covered by the Prospectus will be described in a particular Prospectus supplement to be filed at the time of any offering of such securities.

          The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of gross income, the composition of assets, the level of distributions to stockholders, and the diversity of its stock ownership. Winston & Strawn undertakes no responsibility to, and will not, review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the nature of its assets, the amount and types of its gross income, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In particular, we would note that, although the Company's Charter contains certain provisions which restrict the ownership and transfer of the Company's capital stock and which are intended to prevent concentration of stock ownership, such provisions do not ensure that the Company will be able to satisfy the requirement set forth in Code section 856(a)(6) that it not be "closely held" within the meaning of Code section 856(h) for any given taxable year, primarily, though not exclusively, as a result of fluctuations in value among the different classes of the Company's capital stock.

          Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Operating Partnership, the Services Company, or any of the Property Partnerships or to any investment therein.

          This opinion is being delivered to you solely for use in connection with the Prospectus as of the date hereof. This opinion is solely for the benefit of the above-named addressee and may not be relied upon by any other person in any manner whatsoever without our prior written permission. Notwithstanding the foregoing, we hereby consent to the incorporation by reference of this opinion to the Registration Statement and to the use of our name in the Prospectus under the captions "Material Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not admit that

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Prime Group Realty Trust
June 8, 1999
Page 4

we are included in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

                                       Very truly yours,

                                       /s/ Winston & Strawn

                                       Winston & Strawn